Exhibit 99.1

R1 RCM Reports Fourth Quarter and Full Year 2018 Results
CHICAGO - February 22, 2019 - R1 RCM Inc. (NASDAQ: RCM), a leading provider of technology-enabled revenue cycle management services to healthcare providers, today announced results for the three months and year ended December 31, 2018.
Fourth Quarter 2018 Results:

•	Revenue of $262.9 million, up $122.6 million and 87.4% compared to the same period last year

•	GAAP net loss of $5.7 million, compared to GAAP net loss of $40.2 million in the same period last year

•	Adjusted EBITDA of $27.1 million, up $21.4 million compared to the same period last year
Full Year 2018 Results:

•	Revenue of $868.5 million, up $418.7 million and 93.1% compared to 2017

•	GAAP net loss of $45.3 million, compared to GAAP net loss of $58.8 million in 2017

•	Adjusted EBITDA of $57.0 million, up $52.9 million compared to 2017

“2018 was a pivotal year for the company, evidenced by improvement in our financial performance, new business wins, and our expansion into the physician space in a scalable manner with the acquisition of Intermedix” said Joe Flanagan, President and Chief Executive Officer of R1. “We enter 2019 with strong momentum and a clear, differentiated value proposition. Our investments in initiatives such as digital transformation should drive further value for healthcare providers and patients.”

“Our financial performance improved materially in 2018, driven by successful onboarding of new customer business,” added Chris Ricaurte, Chief Financial Officer and Treasurer of R1. “We remain focused on continued strong operational execution to deliver on the financial goals we have provided for 2019.”

2019 Outlook

For 2019, R1 expects to generate:

•	Revenue of between $1,150 million and $1,250 million

•	GAAP operating income of $50 million to $80 million

•	Adjusted EBITDA of $145 million to $165 million
Conference Call and Webcast Details
R1’s management team will host a conference call today at 7:30 a.m. Eastern Time to discuss its financial results and business outlook. To participate, please dial 866-393-4306 (734-385-2616 outside the U.S. and Canada) using conference code number 9687645. A live webcast and replay of the call will be available at the Investor Relations section of the Company’s web site at ir.r1rcm.com.
Non-GAAP Financial Measures
In order to provide a more comprehensive understanding of the information used by R1’s management team in financial and operational decision making, the Company supplements its GAAP consolidated financial statements with certain non-GAAP financial performance measures, including adjusted EBITDA and net debt. Adjusted EBITDA is defined as GAAP net income before net interest expense, income tax provision, depreciation and amortization expense, share-based compensation expense, reorganization-related expenses, transaction-related expenses and certain other items. Net debt is defined as debt less cash and cash equivalents, inclusive of restricted cash, and provides investors with an important measure of the Company's liquidity.
Our board and management team use adjusted EBITDA as (i) one of the primary methods for planning and forecasting overall expectations and for evaluating actual results against such expectations and (ii) a performance evaluation metric in determining achievement of certain executive incentive compensation programs, as well as for incentive compensation programs for employees.
Table 4 presents a reconciliation of GAAP net income to adjusted EBITDA. Table 8 presents a reconciliation of GAAP operating income guidance to non-GAAP adjusted EBITDA guidance. Adjusted EBITDA should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. Table 9 presents a reconciliation of debt to net debt.
Forward Looking Statements
This press release includes information that may constitute “forward-looking statements,” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future, not past, events and often address our expected future growth, plans and performance or forecasts. These forward-looking statements are often identified by the use of words such as “anticipate,” “believe,” “designed,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “will,” or “would,” and similar expressions or variations, although not all forward-looking statements contain these identifying words. Such forward-looking statements are based on management’s current expectations about future events as of the date hereof and involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Subsequent events and developments, including actual results or changes in our assumptions, may cause our views to change. We do not undertake to update our forward-looking statements except to the extent required by applicable law. Readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements included herein are expressly qualified in their entirety by these cautionary statements. Our actual results and outcomes could differ materially from those included in these forward-looking statements as a result of various factors, including, but not limited to, the expected timing of onboarding new business deployment, our ability to integrate the Intermedix business as planned and to realize the expected benefits from the acquisition, our ability to successfully deliver on our commitments to Intermountain and Ascension, fluctuations in our results of operations and cash flows, and the factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any other periodic reports that the Company files with the Securities and Exchange Commission.

About R1 RCM
R1 is a leading provider of technology-enabled revenue cycle management services which transform a health system’s revenue cycle performance across settings of care. R1’s proven and scalable operating model, the R1 Performance Stack℠, seamlessly complements a healthcare organization’s infrastructure, quickly driving sustainable improvements to net patient revenue and cash flows while reducing operating costs and enhancing the patient experience. To learn more visit: R1RCM.com

Contact:
R1 RCM Inc.
Investor Relations:
Atif Rahim
312-324-5476
investorrelations@r1rcm.com

Media Relations:
Brenda Stewart
312-255-7786
media@r1rcm.com

Table 1
R1 RCM Inc.
Consolidated Balance Sheets
(In millions)

	December 31,
	2018	2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$62.8	$164.9
Current portion of restricted cash equivalents	1.8	—
Accounts receivable, net	42.2	8.2
Accounts receivable, net - related party	55.2	15.4
Prepaid expenses and other current assets	34.8	13.8
Total current assets	196.8	202.3
Property, equipment and software, net	95.2	48.3
Intangible assets, net	180.5	—
Goodwill	254.8	—
Non-current deferred tax assets	57.5	70.5
Non-current portion of restricted cash equivalents	0.5	1.5
Other assets	22.2	13.4
Total assets	$807.5	$336.0

Liabilities
Current liabilities:
Accounts payable	$9.9	$7.2
Current portion of customer liabilities	14.7	1.1
Current portion of customer liabilities - related party	51.1	27.1
Accrued compensation and benefits	77.0	37.8
Current portion of long-term debt	2.7	—
Other current liabilities and accrued expenses	40.8	16.7
Total current liabilities	196.2	89.9
Non-current portion of customer liabilities - related party	17.7	11.5
Long-term debt	251.0	—
Long-term debt - related party	105.0	—
Other non-current liabilities	22.9	11.9
Total liabilities	592.8	113.3

Preferred Stock	208.4	189.3
Stockholders’ equity (deficit):
Common stock	1.2	1.2
Additional paid-in capital	361.0	337.9
Accumulated deficit	(289.8)	(244.5)
Accumulated other comprehensive loss	(3.5)	(1.6)
Treasury stock	(62.6)	(59.6)
Total stockholders’ equity (deficit)	6.3	33.4
Total liabilities and stockholders’ equity (deficit)	$807.5	$336.0

Table 2
R1 RCM Inc.
Consolidated Statements of Operations
(In millions, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(Unaudited)		(Unaudited)
Net operating fees	$230.8	$119.4	$760.2	$374.8
Incentive fee	11.5	8.8	38.3	29.0
Other	20.6	12.1	70.0	46.0
Net services revenue	262.9	140.3	868.5	449.8
Operating expenses:
Cost of services	222.7	127.2	770.6	416.3
Selling, general and administrative	28.8	14.7	97.9	56.3
Other	7.5	2.1	30.4	4.7
Total operating expenses	259.0	144.0	898.9	477.3
Income (loss) from operations	3.9	(3.7)	(30.4)	(27.5)
Net interest (expense) income	(10.7)	0.1	(26.3)	0.2
Income (loss) before income tax provision (benefit)	(6.8)	(3.6)	(56.7)	(27.3)
Income tax provision (benefit)	(1.1)	36.6	(11.4)	31.5
Net income (loss)	$(5.7)	$(40.2)	$(45.3)	$(58.8)

Net income (loss) per common share:
Basic	$(0.10)	$(0.44)	$(0.60)	$(0.75)
Diluted	$(0.10)	$(0.44)	$(0.60)	$(0.75)
Weighted average shares used in calculating net income (loss) per common share:
Basic	109,299,653	102,180,517	108,175,159	102,062,051
Diluted	109,299,653	102,180,517	108,175,159	102,062,051

Table 3
R1 RCM Inc.
Consolidated Statements of Cash Flows
(In millions)

	Year Ended December 31,
	2018	2017
	(Unaudited)
Operating activities
Net income (loss)	$(45.3)	$(58.8)
Adjustments to reconcile net income (loss) to net cash used in operations:
Depreciation and amortization	38.8	16.3
Amortization of debt issuance costs	1.5	—
Share-based compensation	18.4	10.7
Loss on disposal	0.4	0.2
Provision for doubtful accounts	0.8	0.3
Deferred income taxes	(14.0)	29.7
Reimbursed tenant improvements	—	—
Changes in operating assets and liabilities:
Accounts receivable and related party accounts receivable	(39.1)	(13.0)
Prepaid expenses and other assets	(17.0)	(2.6)
Accounts payable	(3.0)	(0.3)
Accrued compensation and benefits	31.9	12.9
Other liabilities	9.8	1.5
Customer liabilities and customer liabilities - related party	35.1	24.0
Net cash provided by operating activities	18.3	20.9
Investing activities
Purchases of property, equipment, and software	(33.5)	(33.6)
Proceeds from maturation of short-term investments	—	—
Acquisition of Intermedix, net of cash acquired	(462.8)	—
Net cash used in investing activities	(496.3)	(33.6)
Financing activities
Series A convertible preferred stock and warrant issuance, net of issuance costs	—	—
Issuance of senior secured debt, net of discount and issuance costs	253.1	—
Issuance of subordinated notes, net of discount and issuance costs	105.5	—
Payment of debt principal	(1.3)	—
Payment of debt issuance costs related to the Senior Revolver	(0.4)	—
Issuance of common stock and stock warrants, net of issuance costs	19.2	—
Exercise of vested stock options	4.3	0.2
Purchase of treasury stock	—	(2.5)
Shares withheld for taxes	(3.0)	(1.9)
Net cash provided by (used in) financing activities	377.4	(4.2)
Effect of exchange rate changes in cash	(0.7)	0.6
Net increase (decrease) in cash, cash equivalents, and restricted cash	(101.3)	(16.3)
Cash, cash equivalents, and restricted cash at beginning of period	166.4	182.7
Cash, cash equivalents, and restricted cash at end of period	$65.1	$166.4

Table 4
R1 RCM Inc.
Reconciliation of GAAP net income to Non-GAAP adjusted EBITDA (Unaudited)
(In millions)

	Three Months Ended December 31,		2018 vs. 2017 Change		Year Ended December 31,		2018 vs. 2017 Change
	2018	2017	Amount	%	2018	2017	Amount	%
Net income (loss)	$(5.7)	$(40.2)	$34.5	(85.8)%	$(45.3)	$(58.8)	$13.5	(23.0)%
Net interest expense (income)	10.7	(0.1)	10.8	n.m.	26.3	(0.2)	26.5	n.m.
Income tax provision (benefit)	(1.1)	36.6	(37.7)	(103.0)%	(11.4)	31.5	(42.9)	(136.2)%
Depreciation and amortization expense	11.2	4.8	6.4	133.3%	38.8	16.3	22.5	138.0%
Share-based compensation expense	4.5	2.5	2.0	80.0%	18.2	10.7	7.5	70.1%
Other (1)	7.5	2.1	5.4	257.1%	30.4	4.7	25.7	546.8%
Adjusted EBITDA (non-GAAP)	$27.1	$5.7	$21.4	375.4%	$57.0	$4.1	$52.9	1,290.2%

n.m. - not meaningful
(1) Other costs are comprised of reorganization related expenses, acquisition related expenses, a portion of the Digital Transformation Office costs, and certain other costs.
Due to rounding, numbers presented in this table may not add up precisely to the totals provided.

Table 5
R1 RCM Inc.
Reconciliation of GAAP Cost of Services to Non-GAAP Cost of Services (Unaudited)
(In millions)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Cost of services	$222.7	$127.2	$770.6	$416.3
Less:
Share-based compensation expense	1.4	1.2	5.8	4.5
Depreciation and amortization expense	10.0	4.1	33.1	14.5
Non-GAAP cost of services	$211.3	$121.9	$731.7	$397.3

Table 6
R1 RCM Inc.
Reconciliation of GAAP Selling, General and Administrative to Non-GAAP Selling, General and Administrative (Unaudited)
(In millions)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Selling, general and administrative	$28.8	$14.7	$97.9	$56.3
Less:
Share-based compensation expense	3.1	1.3	12.4	6.1
Depreciation and amortization expense	1.2	0.7	5.7	1.8
Non-GAAP selling, general and administrative	$24.5	$12.7	$79.8	$48.4

Table 7
R1 RCM Inc.
Consolidated Non-GAAP Financial Information (Unaudited)
(In millions)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net operating fees	$230.8	$119.4	$760.2	$374.8
Incentive fee	11.5	8.8	38.3	29.0
Other	20.6	12.1	70.0	46.0
Net services revenue	262.9	140.3	868.5	449.8

Operating expenses:
Cost of services (non-GAAP)	211.3	121.9	731.7	397.3
Selling, general and administrative (non-GAAP)	24.5	12.7	79.8	48.4
Sub-total	$235.8	$134.6	$811.5	$445.7

Adjusted EBITDA	$27.1	$5.7	$57.0	$4.1

Table 8
R1 RCM Inc.
Reconciliation of GAAP Operating Income Guidance to non-GAAP Adjusted EBITDA Guidance (Unaudited)
(In millions)

	2019	2020
GAAP Operating Income Guidance	$50-80	$140-170
Plus:
Depreciation and amortization expense	$40-50	$40-50
Share-based compensation expense	$15-20	$15-20
Amortization of intangibles	$10-15	$10-15
Digital transformation, severance and other costs	$15-20	$5-10
Adjusted EBITDA Guidance	$145-165	$235-260

Table 9
R1 RCM Inc.
Reconciliation of Net Debt (Unaudited)
(In millions)

December 31,
2018
Senior Term Loan	$268.7
Notes (primarily with related parties)	110.0
Total debt	378.7

Less:
Cash and cash equivalents	62.8
Current portion of restricted cash	1.8
Non-current portion of restricted cash	0.5
Net Debt	$313.6